Exhibit 3.402

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:33 PM 12/18/2006
FILED 06:33 PM 12/18/2006
SRV 061159654 – 4270657 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is	Ruston Louisiana Hospital Company, LLC.

•	Second: The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101 in the City of Dover, DE 19904 County of Kent. The name of its Registered agent at such address is National Registered Agents, Inc.

.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is .”

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation of Ruston Louisiana Hospital Company, LLC this 18 day of December, 2006.

BY:	/s/ Robin J. Keck

Authorized Person(s)

NAME:	Robin J. Keck, Organizer
Type or Print

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:45 PM 09/26/2007
FILED 01:36 PM 09/26/2007
SRV 071054945 – 4270657 FILE

Certificate of Amendment to Certificate of Formation

of

RUSTON LOUISIANA HOSPITAL COMPANY, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is:

RUSTON LOUISIANA HOSPITAL COMPANY, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on September 14, 2007

/s/ Rachel A. Seifert,
Name:	Rachel A. Seifert
Title:	Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION 01/98 (#3048)